Exhibit 23.1


                                  [LETTERHEAD]
                             L.P. MARTIN & COMPANY
                           A PROFESSIONAL CORPORATION
                          CERTIFIED PUBLIC ACCOUNTANTS
                              4132 INNSLAKE DRIVE
                           GLEN ALLEN, VIRGINIA 23060
                             PHONE: (804) 346-2626
                              FAX: (804) 346-9311

                        Consent of Independent Auditors'


The Board of Directors
Cornerstone Realty Income Trust, Inc.
Richmond, Virginia





   We consent to the use of our report dated November 11, 1997 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Clarion Crossing Apartments for the twelve month period ended August 31, 1997 for inclusion in a form 8K filing with the Securities and Exchange Commission by Cornerstone Realty Income Trust, Inc.

                                                /s/L.P. Martin & Co., P.C.


Richmond, Virginia
December 5, 1997